EXHIBIT (b)(2)

Form of Pledge

Entered into and executed on ____________ ____, 2003

Whereas the undersigned, Team Software Industries Ltd., 51-190286-8 (hereinafter: the “Pledger”)

of ______________________________

has received and is about to receive, from time to time, credit, documentary credit, various loans, overdrafts in a checking account, a debit account or another account, any kind of letters of indemnification and guarantees for the Pledger or for others at the Pledger’s request, note discounts, various extensions and banking relief and other miscellaneous banking services (hereinafter, jointly and severally, “Banking Services”), from Bank Hapoalim B.M. (hereinafter: the “Bank”), pursuant to the terms agreed upon and/or to be agreed upon from time to time with regard to each such Banking Service;

Therefore, it has been agreed that the Pledger shall guarantee the payment of various sums of money which the Pledger owes and/or will owe the Bank in connection with the rendering of the Banking Services and/or in connection with other obligations which are not Banking Services and/or otherwise, all in accordance with the following terms and conditions:

Nature of the Pledge

1.

This pledge is made to secure the full and accurate payment of all the sums due and to be due to the Bank from the Pledger in connection with the rendering of Banking Services to the Pledger by the Bank and/or in connection with other obligations which are not Banking Services or in any other form or manner, whether due from the Pledger alone or jointly with others, whether the Pledger undertook or will undertake the same in the future, whether as a debtor and/or guarantor and/or assignor or otherwise, whether due and/or to be due in the future, whether payable prior to the foreclosure of the collateral to which this pledge applies or thereafter, whether due absolutely or conditionally, directly or indirectly, without limitation in sum, in addition to interest, fees, various expenses, including foreclosure expenses, legal fees, insurance premiums, stamp-tax and other payments pursuant to th is pledge and in addition to differences of indexation of any kind due and to be due from the Pledger to the Bank in any form or manner due to linked principal and interest and for any other linked sum (all of the aforementioned sums, jointly and severally, shall be referred to hereinafter as the “Secured Amounts”).

Fixed Lien and Security Interest

2.

As collateral for the full and accurate payment of all the Secured Amounts, the Pledger hereby pledges and gives a security interest to the Bank and its assigns, in a fixed first priority lien and grants the Bank a security interest in and on the assets and revenues therefrom and yield thereof specified in the list attached hereto, identified by the letter “A” and constituting an integral part of this pledge (hereinafter: the “Pledged Assets”).

3.

The Pledged Assets shall be referred to hereinafter as the “Pledged Property”.

The lien and security interest created pursuant to this pledge shall apply to any right for compensation or indemnification which the Pledger shall have due to the loss of the Pledged Property, any damage thereto or the expropriation thereof.

Pledger’s Declarations

4.

The Pledger hereby declares that:

a.

There is no security interest in, or lien or attachment on the Pledged Property in favor of others;

b.

The Pledged Property in its entirety is owned and held exclusively by the Pledger or held and/or controlled by the Bank;

c.

No lawful or contractual impediment or condition are imposed on the transfer or pledge of the Pledged Property;

d.

It is entitled to give a security interest in the Pledged Property;

e.

No assignment of rights or other action has been taken to derogate from the value of the Pledged Property.

Pledger’s Undertakings

5.

The Pledger hereby undertakes:

a.

To hold the Pledged Property in accordance with the Bank’s instructions only;

b.

Reserved;

c.

Not to sell, not to transfer, not to lease for a long or short term and not to deliver the Pledged Property or any part thereof, not to allow others to use the same in any form or manner and not to allow others to perform any of the aforementioned acts, without the Bank’s consent in advance and in writing;

d.

To promptly notify the Bank of any attachment placed on the Pledged Property, to promptly notify the attaching creditor of the security interest in favor of the Bank and to take all measures to remove the attachment immediately, without delay and at its expense;

e.

Not to give a security interest in and not to create a lien on the Pledged Property in any form or manner with rights equal, senior or junior to the rights of the Bank and not to assign any right of the Pledger in the Pledged Property without the Bank’s prior written consent;

f.

To be liable to the Bank for any defect in the Pledger’s title to the Pledged Property;

g.

To timely and lawfully pay all taxes and mandatory payments imposed on the Pledged Property and/or on the revenues therefrom, and to provide the Bank, at the demand thereof, with all the receipts for such payments. In the event that the Pledger shall fail to timely make such payments, the Bank shall be entitled to pay the same at the Pledger’s expense, and to charge the Pledger therefor in addition to expenses and Interest at the Maximum Rate. These payments are secured by this pledge;

h.

That the Pledger shall undergo no restructuring or change of control without the Bank’s prior written consent. For this matter, change of control shall mean that the shareholders Arad Holdings Ltd., Shlomo Eisenberg and Meir Lipshes shall hold less than 51% of the Pledger;

i.

Reserved.

6.

The Pledger undertakes to promptly notify the Bank of:

a.

Any claim of any right to the collateral in favor of the Bank to which this pledge applies and/or any execution proceedings or other measures to foreclose such collateral;

b.

Any of the acts mentioned in Section 10 hereunder;

c.

Reserved;

d.

Any filing of a motion for the receivership or liquidation of the Pledger’s business, and any resolution regarding a restructuring of the Pledger or of any intention of doing so;

e.

A change of address.

Interest

7.

a.

The Bank shall be entitled to calculate interest on the Secured Amounts at the rate agreed upon or to be agreed upon from time to time between itself and the Pledger; in the event that no interest rate shall have been agreed upon, the Bank shall be entitled to determine the interest at a rate not exceeding the Interest at the Maximum Rate, and to notify the Pledger thereof. The Pledger shall be charged in accordance with the said interest rates and the Bank shall be entitled to add the interest to the principal at the end of each month or at the end of any other period, as the Bank shall determine;

b.

In any case of delinquency in the payment of the Secured Amounts or any part thereof, the Secured Amounts shall bear arrears interest at the rate agreed upon in the agreement for the rendering of the Banking Services. In the absence of a determination regarding arrears interest, the Secured Amounts shall bear Interest at the Maximum Rate.

c.

In any case conferring upon the Bank the right to foreclose the collateral pursuant to this pledge, the Bank shall be entitled to raise the interest rates on the Secured Amounts to the Interest at the Maximum Rate.

Scheduled Payment Dates

8.

The Pledger hereby undertakes to accurately pay the Secured Amounts and any part thereof to the Bank, on the scheduled payment dates as determined and to be determined from time to time.

9.

a.

The Bank may decline a prepayment of the Secured Amounts or any part thereof made prior to the scheduled payment date, and the Pledger shall not be entitled to redeem the Pledged Property, in whole or in part, by paying the Secured Amounts and/or any part thereof before the scheduled payment date, unless otherwise agreed in writing between the Pledger and the Bank in the agreement for the rendering of the Banking Services.

The Pledger, or anyone whose right might be prejudiced by the rendering or exercise of this pledge, shall have no right under Section 13(b) of the Pledge Law, 5727-1967 or any legal provision to be enacted in lieu thereof.

b.

Subject to the provisions of any law, should the Bank agree to a prepayment on account of the Secured Amounts (without being obligated to do so), the Pledger shall pay the prepayment fee of which the Bank shall notify the Pledger, unless otherwise agreed in writing between the Pledger and the Bank in the agreement for the rendering of the Banking Services.

10.

Without derogating from the generality of the provisions of this pledge, the Bank shall be entitled, in each one of the cases set forth hereunder, to make the Secured Amounts payable immediately and to charge such amount to any account of the Pledger in the Bank, and the Pledger undertakes to pay all the Secured Amounts, and the Bank shall be entitled to take any measures it shall deem fit to collect the Secured Amounts and to foreclose the collateral in any manner permitted by law, at the Pledger’s expense:

a.

If the Pledger shall breach or fail to fulfill any of the terms hereof, or if the Pledger shall breach other undertakings made or to be made by the Pledger to the Bank, or if it transpires that any of the Pledger’s declarations made herein or any other declaration given or to be given to the Bank by the Pledger in connection with the Secured Amounts is incorrect or inaccurate, and such breach shall not have been rectified within 7 days from the date of the Bank’s written notice. The aforesaid shall not derogate from the Bank’s rights under the other subsections of this Section 10;

b.

If the Pledger adopts a resolution with regard to a restructuring of the Pledger or of any intention of doing so, either as an acquirer, or a company performing a spin-off, or a resolution of voluntary dissolution, or if a winding-up order is issued against it or if a temporary liquidator or special manager is appointed for any one thereof, or if the Pledger’s name shall be removed from any register maintained by law, and such removal is not reversed within 30 days from the date thereof, or is about to be removed. The aforesaid notwithstanding, it is agreed that the appointment of a temporary liquidator, issued ex parte only, shall not be deemed as an event entitling the Bank to make the Secured Amounts payable immediately, if such appointment is revoked within 45 days from the date of issuance of the ex parte order as aforesaid;

c.

If a receiver is appointed or a receivership order issued for the Pledger’s property or any part thereof. The aforesaid notwithstanding, it is agreed that the appointment of a temporary receiver, issued ex parte only, shall not be deemed as an event entitling the Bank to make the Secured Amounts payable immediately, if such appointment is revoked within 45 days from the date of issuance of the ex parte order as aforesaid;

d.

If an attachment is placed or a similar execution proceeding taken on or with regard to part of the Pledger’s property, or any of the collateral delivered by the Pledger, in a sum exceeding an amount equal to $200,000 (two hundred thousand U.S. dollars);

e.

If the Pledger undergoes a change of control; for this matter, a change of control shall be defined as set out in Section 5(h) above;

f.

If the Pledger is delinquent on the debts thereof or ceases to conduct its business;

g.

If there is an interruption of work, or of a considerable part thereof, at the Pledger for a period of two months or more;

h.

If the Bank deems, at the discretion thereof, that a material event had occurred which could jeopardize the Pledger’s financial ability;

i.

If the Pledger is delinquent on any payment of the Secured Amounts for more than 7 days;

j.

Reserved;

k.

If the ratio between the Market Value of the shares pledged pursuant to this pledge and the Secured Amounts shall drop below 2.1 (two point one), and the Pledger shall fail to provide the Bank with additional collateral to the Bank’s full satisfaction so as to increase the said ratio to 3 (three) within four days from the date of decrease of the said ratio. It is hereby agreed that the provision of additional shares of TTI Team Telecom International Ltd. (hereinafter: “TTI”) and the pledging thereof and/or the provision and pledge of a monetary deposit and/or a bank guarantee from a bank, the identity of which shall be agreeable to the Bank and under such terms as shall be acceptable to the Bank, are agreeable to the Bank, with the pledged monetary deposit and/or the bank guarantee being calculated at the ratio of 1:1 with their nominal value.

For this purpose, Market Value shall mean the average closing price of the TTI share on the stock exchange over the last ten trading days prior to the performance of any calculation, multiplied by the number of pledged shares.

l.

If TTI shall fail to maintain any of the financial ratios specified below, to be calculated in accordance with its financial statements (quarterly and annual), as of the date of calculation:

1.

The total sum of the issued and paid-up share capital, plus capital funds and undesignated capital reserves and surplus, less intangible assets, as this term is defined in accordance with generally accepted accounting principles (such as goodwill, copyrights), shall at no time fall below a sum equal to $40,000,000 (forty million U.S. dollars).

2.

The proportion of the net equity to the total balance sheet shall at no time be less than 50%.

3.

The cash and cash equivalents balance shall at no time be less than $20,000,000 (twenty million U.S. dollars).

4.

The EBITDA (for the first six months of 2003) shall be negative. From January 1, 2004 and at any time, the average EBITDA of the four latest consecutive quarters according to the calculation shall be positive.

The aforementioned terms shall be interpreted in accordance with GAAP.

m.

If the Pledger shall be required to prepay debts owed by the Pledger to other creditors in sums exceeding $200,000 (two hundred thousand U.S. dollars) in the aggregate, over the last 12 months prior to the date of calculation;

n.

Upon the occurrence of any of the events listed in this section, mutatis mutandis, to any guarantor for the payment of the Secured Amounts;

o.

If the Pledger breaches its undertaking to provide the Bank with balance sheets, financial statements, books of account and other references regarding the state of its business, and shall have failed to provide such reports within ten days from the date of the Bank’s written demand therefor.

The Bank’s Rights

11.

a.

The Bank shall have the rights of possession, lien, setoff and a security interest in and to all the amounts, assets and rights, including securities, currencies, gold, notes, commodity documents, insurance policies, bills, assignments of obligations, deposits, collateral and the consideration therefor, found in the Bank’s possession or under its control at any time in the Pledger’s credit or therefor, including those delivered for collection, security, safekeeping or otherwise. The Bank shall be entitled to retain such assets pending the full payment of the Secured Amounts, or to sell them and use the sale proceeds, in whole or in part, to pay the Secured Amounts. In the event that the offset amounts are deposited in a currency other than that in which the Secured Amounts are stated, the Pledger hereby orders the Bank in advance to sell the credit balance in the other currency according to the rate determined by the Bank or obtained by the Bank therefor at such time, and to credit the sale proceeds, after deducting the necessary expenses and fees, against the Secured Amounts.

b.

Without derogating from the Bank’s right of lien, as provided in Section 11 (a) above, the Bank shall be entitled (but not obligated), at any time:

1)

To offset any sum of the Secured Amounts due from the Pledger against sums due to the Pledger from the Bank in any account in Israeli or foreign currency, in any manner or for any cause, even prior to the scheduled date of payment of the sums due to the Pledger from the Bank as aforesaid, against which the setoff shall be made, but in a setoff made against deposits in savings accounts, no earlier than the date on which the Pledger shall have been entitled to request that the deposits be paid before maturity.

2)

To buy, for the Pledger’s account, any sum in a foreign currency required to pay any sum of the Secured Amounts, or to sell any foreign currency available at the Bank in the Pledger’s credit, and to use the sale proceeds to pay any sum of the Secured Amounts.

3)

To charge any sum of the Secured Amounts to any account of the Pledger; provided, however, that if the state of any such account shall preclude the charging thereof by the Bank for the final payment of any sum, the Bank shall be entitled not to charge the account, and if it shall have already done so, to reverse any such charge and to deem any sum, the charging of which was reversed, as a sum not paid on account of the Secured Amounts, and accordingly to take any action it shall deem fit pursuant to this pledge.

4)

In any case, the Bank shall be entitled to perform a setoff without any advance notice. In the following cases, however, the Bank shall be entitled to perform a setoff with an advance notice to the Pledger 10 (ten) days prior to the performance thereof:

(a)

In the event of a setoff against sums before maturity.

(b)

In the event of setoff against a fixed deposit which, but for the setoff, would have been automatically extended or renewed, so that the Pledger would have derived rights or benefits therefrom.

(c)

The provisions of paragraph (4)(a) above notwithstanding, if the postponement in the performance of the setoff could adversely affect the Bank’s condition or derogate from any right thereof, the setoff shall be performed immediately. Furthermore, if a notice is sent to the Pledger, and during the ten days of the notice an attachment order, a notice of an order of receivership for the Pledger’s assets or a similar event arrives, the setoff shall be performed immediately.

c.

The Pledger hereby declares that it is aware that in cases in which the Bank shall exercise setoff rights as aforesaid prior to the date of maturity of any deposit of the Pledger, in whole or in part, the Pledger might experience adverse changes in connection with the Pledger’s rights due to or in connection with such deposit (such as with regard to interest rates, linkage differences, rate differences, rights to grants or loans, income tax exemptions, discounts or withholdings – if the Pledger shall have had such rights pursuant to the terms of such deposit). The Pledger shall bear all the Bank’s standard expenses and payments at such time for the purpose of performing such action.

d.

Any purchase or sale as provided in Section 11(b)(2) above shall be made in accordance with the Bank’s standard rate, from sums in Israeli currency or from sums in foreign currency, as the case may be, which shall be available at the Bank in the Pledger’s credit or received from the foreclosure of any collateral given or to be given to the Bank by the Pledger.

The term “the Bank’s standard rate” shall mean – with regard to any purchase of foreign currency for the Pledger’s account – the highest rate, for checks and wires, at which the Bank sells the relevant foreign currency to its customers at the relevant time in consideration for Israeli currency, in addition to an exchange fee and any tax, levy, mandatory payments or other payments, etc., and with regard to any sale of foreign currency from the Pledger’s account – the lowest rate, for checks and wires, at which the Bank buys the relevant foreign currency from its customers at the relevant time in consideration for Israeli currency, after deduction of an exchange fee and any tax, levy, mandatory payments or other payments, etc.

12.

At any time, the Bank shall be entitled to charge any sum due and to be due from the Pledger in any manner to any account thereof, and to credit any amount received therefrom or therefor to the credit of any account as it shall deem fit, and to transfer any sum credited thereto to any other account as it shall deem fit.

13.

The Pledger confirms that it deems the books and accounts of the Bank reliable, that they shall be deemed correct and shall serve as prima facie evidence against it in all details thereof, and, inter alia, with regard to the calculation of the Secured Amounts, the details of the notes, the guarantees and the other collateral and any other matter relating to this pledge.

14.

Without derogating from the other provisions of this pledge, no waiver, extension, discount, silence, inaction (hereinafter: “Waiver”) on the part of the Bank with regard to the non-fulfillment or partial or incorrect fulfillment of any of the Pledger’s undertakings pursuant to this pledge, shall be deemed as a waiver on the part of the Bank of any right, but as a limited consent for the special occasion for which it was given.

15.

a.

In any one of the cases listed in Section 10 above, the Bank shall be entitled to use any means it shall deem fit to collect the Secured Amounts and to exercise all of its rights pursuant to this pledge, including foreclosing the Pledged Property, in whole or in part, and using the proceeds therefrom to pay the Secured Amounts, without being required to first realize other guarantees or collateral, if the Bank shall have any;

b.

In the event that the Bank shall decide to foreclose the Pledged Property, a notice of seven days in advance regarding the steps which the Bank is about to take shall be deemed as reasonable notice for the purposes of Section 19(b) of the Pledge Law, 5727-1967 or any legal provision to be enacted in lieu thereof;

c.

As the Pledger’s agent, and for the purposes of this section the Pledger irrevocably appoints the Bank as its agent, the Bank shall be entitled to sell the Pledged Property and any part thereof by auction or otherwise, either itself or through others, for cash, in installments or otherwise, for such price and under such terms as per the Bank’s sole discretion, and the Bank shall further be entitled, either itself or through the court or execution office, to foreclose the Pledged Property or any other property, inter alia by appointing a receiver or a receiver and manager on behalf of the Bank, who, among his other authorities, shall be entitled:

1)

To take possession of all or part of the Pledged Property.

2)

Reserved.

3)

To sell or agree to the sale of the Pledged Property in whole, or any part thereof, to transfer the same or agree to the transfer thereof in any other manner, under such terms as he shall deem fit.

4)

To make any other arrangement with regard to the Pledged Property or any part thereof, as he shall deem fit.

d.

All revenues received by the receiver or the receiver and manager from the Pledged Property, and any proceeds received by the Bank and/or the receiver or the receiver and manager from the sale of the Pledged Property or any part thereof shall be credited in accordance with the following priority:

1)

For the payment of any expenses incurred and to be incurred in connection with the collection of the Secured Amounts, including the expenses and fees of the receiver or receiver and manager, at the rate determined by the Bank or approved by the court or execution office.

2)

For the payment of the Secured Amounts due to the Bank pursuant to the terms of linkage, interest, damages, fees and expenses due and to be due to the Bank pursuant to this pledge.

3)

For the payment of the principal of the Secured Amounts.

Or in any other priority determined by the Bank.

16.

In the event that, at the time of sale of the Pledged Property, the scheduled date of payment of the Secured Amounts or any part thereof shall not yet have arrived, or that the Secured Amounts or any part thereof shall be due to the Bank only conditionally, then the Bank shall be entitled to collect, from the sale proceeds, a sum sufficient to cover the Secured Amounts, and the amount collected and not yet credited to the payment of the sums stated in Section 15(d) above shall be pledged to the Bank to secure the Secured Amounts, and shall be retained by the Bank pending the payment thereof.

Nature of the Collateral

17.

The collateral given and/or to be given to the Bank pursuant to this pledge is of an enduring nature and shall remain in effect until the Bank confirms in writing that this pledge is null and void.

18.

In the event that the Bank was given or shall be given other collateral or guarantees for the payment of the Secured Amounts, all collateral and guarantees shall be independent of each other.

19.

In the event that the Bank shall compromise or give the Pledger an extension or relief, or shall modify any of the Pledger’s undertakings in connection with the Secured Amounts, or shall release or waive other collateral or guarantees – such acts shall not change the nature of the collateral to which this pledge applies, and all of the Pledger’s collateral and undertakings to which this pledge applies shall remain in full force and effect.

20.

The Bank shall be entitled to deposit the collateral delivered or to be delivered pursuant to this pledge or any part thereof in the hands of a guard to be chosen thereby at its discretion, at the Pledger’s expense, and to replace the guard from time to time; provided, however, that the sum charged to the Pledger shall not exceed the sum agreed upon with the Bank with regard to the deposit of the shares with Poalim Trust Services Ltd., and that the Pledger’s rights shall be no less in comparison with the agreement signed between the Bank, the Pledger and Poalim Trust Services Ltd. in connection with the Pledged Property under this pledge; the Bank shall further be entitled to register the said collateral, in whole or in part, with any competent authority under any law and/or in any public registry.

Right of Assignment

21.

The Bank shall be entitled, at any time, at its discretion and without requiring the Pledger’s consent, to assign to another this pledge and the rights thereunder, including the collateral, in whole or in part, and any assignee shall too be allowed to assign the said rights to another without requiring any further consent from the Pledger. The assignment may be made by an endorsement at the margins of or on this pledge, or in any other form or manner deemed fit by the Bank or the assignee.

Notice of Objection

22.

The Pledger undertakes to notify the Bank in writing of any objection or protest it may have, if any, in connection with any account, account summary, confirmation or notice it shall receive from the Bank, including information received from an ATM. In the event that the Pledger shall fail to object or protest within 21 days from the date of dispatch of the said account, account summary, confirmation or notice, the Bank shall be entitled to deem the Pledger as having confirmed the veracity thereof.

Expenses

23.

Any expenses in connection with this pledge (as specified in the Bank’s price list, as being from time to time), including document preparation fees for credit and collateral, stamp-duty and registration of documents, collateral foreclosure and collection proceeding expenses (including the fees of the Bank’s legal counsel), insurance, guarding, maintaining and repairing the Pledged Property – shall be paid by the Pledger to the Bank at the first demand thereof, in addition to Interest at the Maximum Rate from the date of demand until payment thereof in full. Pending the payment thereof, all of the said expenses, in addition to interest thereon, shall be secured by this pledge. The Bank shall be entitled to charge the said expenses and the interest thereon to the Pledger.

Interpretation

24.

In this pledge – (a) the singular form shall include the plural, and vice versa; (b) the masculine form shall include the feminine, and vice versa; (c) the “Bank” shall mean Bank Hapoalim B.M. and each and every one of the Bank’s branches either in existence on the date of this pledge and/or to be opened in any location in the future, its assigns, substitutes and agents; (d) “Interest at the Maximum Rate” shall mean interest at the maximum rate charged by the Bank at the time being and from time to time on overdrafts and arrears in debit or checking accounts, whichever is the higher; (e) “Restructuring” shall mean, with regard to the Pledger, a merger or spin-off (as these terms are defined in Part E-2 of the Income Tax Ordinance or in any legal provision to be enacted in lieu thereof), and the transfer of assets for shares, all either pursuant to the said P art E-2 or otherwise; (f) the section heading are inserted for the sake of reference only and shall not be used for the interpretation of this pledge; (g) the preamble to this pledge constitutes an integral part hereof.

Notices and Warnings

25.

Any notice posted by the Bank to the Pledger by registered or regular mail at the address set out above or at the address of the Pledger’s registered office or at another address to be notified by the Pledger to the Bank in writing, shall be deemed as a lawful notice received by the Pledger within 72 hours from the time of dispatch of the letter containing the notice. A written declaration by the Bank shall serve as evidence of the time of dispatch of the notice. Any notice given to the Pledger in any other manner shall be deemed to have been received by them at the time of making or publication thereof.

Substantive Law and Venue

26.

a.

This pledge shall be interpreted pursuant to and in accordance with the laws of the State of Israel.

b.

The competent court in Tel Aviv Jaffa is hereby determined as the sole venue for the purposes of this pledge.

In witness whereof, the Pledger has hereto set his hand:

___________________________

Team Software Industries Ltd.

Attorney’s Certification

I, the undersigned, ___________________, Adv., legal counsel for the company Team Software Industries Ltd., do hereby certify that the Company’s authorized signatories, Messrs. __________________, signed the foregoing document in my presence, and that their signature is binding upon the Company.

__________________

Attorney-at-law

Signature and stamp

#

Schedule “A”

Bank Hapoalim Ltd.

List of Pledged Assets

By: Team Software Industries Ltd.

To the order of Bank Hapoalim Ltd.

Serial No.	Description
1.	___ ordinary shares of par value NIS 0.5 each in the company TTI Team Telecom International Ltd., represented by Certificate No. _____.
2.	All dividends to be paid and/or due on or pursuant to all of the aforementioned shares at any time, from the date of execution of this deed of pledge.
3.

All shares and stock (including all dividends to be paid and/or due thereon or pursuant thereto) (hereinafter: the “Other Shares”) and all rights, moneys and assets to be due or issued in lieu of the said shares and/or thereunder and/or pursuant thereto as a bonus, benefit, priority or otherwise.

4.

All rights in and vis-à-vis the Company conferred and to be conferred on the Pledger by law and/or the Company’s memorandum and/or articles of incorporation, on and pursuant to the said shares and/or the Other Shares.

#

Agreement

Entered into and executed on __________

Between:

Team Software Industries Ltd.

(hereinafter: the “Pledger”)

of the first part;

And:

Bank Hapoalim B.M.

(hereinafter: the “Bank”)

of the second part;

And:

Poalim Trust Services Ltd.

(hereinafter: the “Trust Company”)

of the third part;

Whereas

the Pledger has received and/or will receive from the Bank credit and/or loans and/or will provide the Bank with guarantees to secure the debts of others (hereinafter: the “Credit”); and

Whereas

the Pledger declares that it owns and possesses ___ ordinary shares of par value NIS 0.5 each in the company TTI Team Telecom International Ltd. (hereinafter: the “Company”), issued by the Company pursuant to Certificate No. ______ (hereinafter: the “Share Certificate” and/or the “Shares”, as the case may be); and

Whereas

in order to secure the Credit, the Pledger has pledged and/or will pledge the Shares in a fixed security interest without limitation in sum in favor of the Bank, and to this end has signed and/or will sign a bond, including all the schedules thereto (hereinafter: the “Bond”); and

Whereas

the Trust Company has agreed to take possession of the Share Certificate and to act for the Bank and the Pledger as set forth in this Agreement;

Therefore, it is hereby agreed and stipulated as follows:

1.

The preamble to this Agreement constitutes an integral part hereof.

2.

With the parties’ consent, the Pledger hereby transfers the Share Certificate to the Trust Company’s possession, and deposits the same therewith, as trustee for the preservation of the Bank’s rights pursuant to the Bond.

3.

The Shares and the Benefits due to the Shares shall be available to, for the benefit of and to the order of the Bank.

In this Agreement, the term “Benefits” shall have the following meaning:

Any and all yield and rights conferred by the Shares, including the receipt of dividends and stock dividends or the purchase of new shares in an issuance of rights.

4.

Pursuant to the Bank’s demand, addressed to the Trust Company and stating that the Bank is entitled to foreclose the collateral given pursuant to the Bond, the Trust Company shall either transfer the Shares and the Benefits, in whole or in part, in the name of the Bank, or in the name of whomever the Bank shall order, or shall sell the Shares and the Benefits, in whole or in part, for such price and under such terms as are reasonable in the market at such time, and shall deliver the proceeds to the Bank for the purpose of paying the Credit thereto, and all pursuant to the Bank’s instructions. It is hereby agreed that in the event that the foreclosure is not made through the court, the Bank shall notify the Pledger of its intention of realizing the Shares seven days in advance.

The Trust Company shall be exempt from any liability for checking the veracity of the statements made in the Bank’s demand and/or notice.

5.

So long as the Credit remains outstanding and/or so long as the Pledger shall have any debts or liabilities to the Bank due to the Credit, the Pledger and the Trust Company shall not be entitled to revoke or modify the terms of this deed, in whole or in part, without the Bank’s consent thereto.

6.

After the Bank notifies the Trust Company, in writing, that the Credit has been repaid in full or that in has no interest in the Shares, the Trust Company shall be entitled to return the Shares or part thereof to the Pledger, all as the Bank shall notify the Trust Company in writing.

7.

Provided the Trust Company shall have acted in accordance with the provisions of this Agreement, the Trust Company shall not be liable to the Pledger in any form or manner for any action or inaction thereof, in connection with the Shares and/or the rights derived therefrom and/or related thereto and/or for any change in the value thereof for any reason.

8.

Any tax imposed on the Shares, as well as the fees and expenses incurred due to the safekeeping and handling thereof, and the trust fee in the sum of __________ (_________________ NIS) per year or part thereof (hereinafter: the “Trust Company’s Fee”) shall be borne by the Pledger, and the Pledger hereby irrevocably orders the Trust Company to charge the said sums to its account in the Bank, branch _______, account _________.

The Trust Company’s Fee is linked to the consumer price index. The basis for the calculation of the linkage is the index published in the month of _________.

The Trust Company’s Fee is an annual fee. The Trust Company’s Fee shall be paid by the Pledger every year in advance. For the removal of doubt, it is emphasized that the Trust Company’s Fee is separate from the Bank’s fees, if any. The Bank and/or the Trust Company shall be entitled to charge the Pledger’s account and/or account __________________ in the Bank to cover the expenses and  fees specified in this section above.

9.

This Agreement does not derogate from, revoke or modify the Bank’s rights deriving from the other documents and/or guarantees signed by the Pledger and/or given thereby in favor of the Bank, which shall remain in full force and effect pending the final payment of the Credit in full to the Bank.

10.

Any notice sent by the Bank to the Pledger by registered or ordinary post at the address stated in the preamble to this Agreement and/or any other address of which the Pledger has notified and/or shall notify the Bank in writing, shall be deemed as a lawful notice received by the Pledger 48 hours from the time of dispatch of the letter containing the notice.

In witness whereof, we have signed:

___________________________

_____________________

Team Software Industries Ltd.

Bank Hapoalim Ltd.

_____________________

Poalim Trust Services Ltd.